As filed with the Securities and Exchange Commission on August 8, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AUTOMATIC DATA PROCESSING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		22-1467904
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
One ADP Boulevard Roseland, New Jersey 07068 (973) 974-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael A. Bonarti, Esq. Vice President, General Counsel and Secretary One ADP Boulevard Roseland, New Jersey 07068 (973) 974-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐_______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt Securities

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

Automatic Data Processing, Inc.

Debt Securities

We may offer debt securities from time to time. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 10 of our annual report on Form 10-K for the year ended June 30, 2018, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports. The prospectus supplement applicable to each series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 8, 2018

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. The terms “ADP,” “we,” “us,” and “our” refer to Automatic Data Processing, Inc. and its subsidiaries.

TABLE OF CONTENTS

Page

About this Prospectus	2
Automatic Data Processing, Inc.	2
Where You Can Find More Information	2
Special Note on Forward-Looking Statements	3
Ratio of Earnings to Fixed Charges	4
Risk Factors	4
Use of Proceeds	4
Description of Debt Securities	4
Plan of Distribution	13
Validity of Securities	14
Experts	14

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Automatic Data Processing, Inc.

A pioneer in business process outsourcing, today Automatic Data Processing, Inc. is one of the world’s leading providers of human capital management solutions to employers, offering solutions to businesses of all sizes, whether they have simple or complex needs. We serve over 740,000 clients in more than 110 countries and territories.

Our principal executive offices are located at One ADP Boulevard, Roseland, New Jersey 07068, and our telephone number is (973) 974-5000. We maintain a website at www.adp.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits and schedules thereto.

As permitted by the SEC’s rules, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to that registration statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below, which are all filings we have made pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the date of the filing of the registration statement of which this prospectus forms a part:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed on August 3, 2018 (including the information to be specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A)

With respect to each offering of securities under this prospectus, we also incorporate by reference all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of that offering under this prospectus.

ADP will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, Automatic Data Processing, Inc., One ADP Boulevard, Roseland, New Jersey 07068, telephone number (973) 974-5858.

Special Note on Forward-Looking Statements

This prospectus and documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could,” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include:

•	ADP's success in obtaining, and retaining clients, and selling additional services to clients;

•	the pricing of products and services;

•	the success of our new solutions;

•	compliance with existing or new legislation or regulations;

•	changes in, or interpretations of, existing legislation or regulations;

•	overall market, political and economic conditions, including interest rate and foreign currency trends;

•	competitive conditions;

•	our ability to maintain our current credit ratings and the impact on our funding costs and profitability;

•	security or cyber breaches, fraudulent acts, and system interruptions and failures;

•	employment and wage levels;

•	changes in technology;

•	availability of skilled technical associates;

•	the impact of new acquisitions and divestitures; and

•	the adequacy, effectiveness and success of our business transformation initiatives.

The factors identified above are not exhaustive. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. - Risk Factors” in ADP’s most recently filed Annual Report on Form 10-K should be considered in evaluating any forward-looking statements contained herein.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

Year Ended June 30,
2018	2017	2016	2015	2014
13.0	17.0	19.1	29.1	23.9

The ratio of earnings to fixed charges is computed by dividing (i) earnings from continuing operations before income taxes plus fixed charges by (ii) fixed charges. Fixed charges include one-third of rental expense, which management believes is a reasonable approximation of the interest component. Interest expense related to uncertain tax positions is not included in the computation of fixed charges.

Risk Factors

An investment in our securities involves risks. You should carefully consider each of the risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on August 3, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus before deciding to invest in any of our securities.

Use of Proceeds

Except as otherwise disclosed in a prospectus supplement, the net proceeds from the sale of the securities by us will be used for general corporate purposes.

Description of Debt Securities

The debt securities will be our direct senior unsecured general obligations. The debt securities will be issued in one or more series under an indenture between us and U.S. Bank National Association, as trustee.

We have summarized all of the material provisions of the indenture below. The following description of the provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

General

The debt securities will be our direct senior unsecured general obligations. The debt securities will rank equally with all of our other senior and unsubordinated debt.

The provisions of the indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.

A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. The terms will be established in an officers’ certificate or a supplemental indenture. The officers’ certificate or supplemental indenture will be signed at the time of issuance and will contain important information. The officers’ certificate or supplemental indenture will be filed as an exhibit to a Current Report on Form 8-K of ADP, which will be publicly available. The officers’ certificate or supplemental indenture will include some or all of the following terms for a particular series of debt securities:

•	the title of the securities;

•	any limit on the amount that may be issued;

•	whether or not the debt securities will be issued in global form and who the depositary will be;

•	the maturity date(s);

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which interest will accrue, if any, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the place(s) where and the manner in which payments will be made;

•	ADP’s right, if any, to defer payment of interest and the maximum length of any deferral period;

•	the terms and conditions on which the debt securities may be redeemed at the option of ADP;

•	the date(s), if any, on which, and the price(s) at which ADP is obligated to redeem, or at the holder’s option to purchase, such series of debt securities and other related terms and provisions;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and whole multiples of $1,000; and

•	any other specific terms of the securities that are not inconsistent with the indenture. (section 2.01)

Fixed Rate Debt Securities

Each fixed rate debt security will mature on the date specified in the applicable prospectus supplement.

Each fixed rate debt security will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months. Interest on fixed rate debt securities will accrue from and including the most recent interest payment date in respect of which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date of maturity or earlier redemption or repayment, as the case may be.

Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

Unless otherwise specified in the applicable prospectus supplement, if any scheduled interest payment date, maturity date or date of redemption or repayment is not a business day, then we may pay the applicable interest, principal and premium, if any, on the next succeeding business day, and no additional interest will accrue during the period from and after the scheduled interest payment date, maturity date or date of redemption or repayment. (section 13.07)

A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Optional Redemption

Unless the prospectus supplement relating to any series of debt securities provides otherwise with respect to such series, each series of debt securities will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the series of debt securities to be redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the series of debt securities to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus a spread as specified in the applicable prospectus supplement.

In each case we will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term (“Remaining Life”) of the series of debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of debt securities.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means the investment banking institution or institutions specified in the applicable prospectus supplement and their respective successors, or, if such firms or the successors, if any, to such firm or firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealer” means the investment banking institutions specified as such in the applicable prospectus supplement; provided, however, that if any of them ceases to be a primary U.S. Government securities dealers (each a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date (or date of deposit in the case of a satisfaction and discharge).

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to:

(i)	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the remaining life of the series of debt securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or

(ii)	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date (or date of deposit in the case of a satisfaction and discharge). As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

Notice of any redemption will be electronically delivered or mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the series of debt securities to be redeemed at its registered address. The notice of redemption will state, among other things, the amount of the series of debt securities to be redeemed, the redemption date, the CUSIP(s) and ISIN number(s), the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of the series of debt securities to be redeemed. If less than all of a series of debt securities are to be redeemed at our option, the trustee will select by lot or in such other manner in accordance with the customary procedures of the depositary, the debt securities of that series, or portions of the debt securities of that series, to be redeemed. Unless we default in the payment of the redemption price with respect to any debt securities called for redemption, interest will cease to accrue on such debt securities at the redemption date. (sections 3.02 and 3.03)

ADP will not be required (i) to issue, register the transfer of or exchange any series of debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any debt securities of any series so selected for redemption in whole or in part, except the unredeemed portion of any such series of debt securities being redeemed in part. (section 2.05)

Covenants

Under the indenture, ADP agrees, among other things, to pay the interest, principal and any premium on the debt securities when due (section 4.01), and to maintain a place of payment (section 4.02). However, the covenants under the indenture do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

The applicable prospectus supplement may contain additional covenants that impose various restrictions on ADP and, as a result, afford the holders of its securities certain protections. You should review the full text of the covenants in the applicable prospectus supplement and supplemental indenture to evaluate the covenants.

Consolidation, Merger or Sale

We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person unless:

•	(a) we will be the continuing corporation or (b) the successor corporation or person formed by such consolidation or into which we are merged or to which all or substantially all of our property and assets are conveyed, transferred or leased is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume and such successor corporation or person expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to such transaction, no event of default or event, which after notice or lapse of time or both would become an event of default, shall have occurred and be continuing.

Any such successor, acquiror or lessor of such assets will succeed to every right and power of ADP under the indenture. Thereafter, except in the case of a lease, the predecessor or transferor of such assets will be relieved of all obligations and covenants under the indenture and the debt securities. (sections 10.01 and 10.02)

This covenant would not apply to any recapitalization transaction, a change of control of ADP or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or conveyance, transfer or lease of all or substantially all of our properties and assets as set forth in the indenture.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities issued:

•	we fail to pay interest when due and such failure continues for 30 days, unless the time for payment has been properly extended or deferred in accordance with the terms of the particular series;

•	we fail to pay the principal or any premium when due, unless the maturity has been properly extended in accordance with the terms of the particular series;

•	we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant or agreement specifically relating to another series of debt securities, and such failure continues for 90 days after we receive a notice of default from the trustee or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all of the affected series;

•	certain events of bankruptcy or insolvency, whether voluntary or not; and

•	any additional events of default that may be established with respect to a particular series of debt securities under the indenture, as may be specified in the applicable prospectus supplement. (section 6.01)

If, with regard to any series, an event of default resulting from a failure to pay principal, any premium or interest occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all debt securities of that series immediately due and payable. (section 6.01)

If an event of default other than a failure to pay principal, any premium or interest occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all affected series (all such series voting together as a single class) may declare the principal of all debt securities of such affected series immediately due and payable. (section 6.01)

If an event of default relating to events in bankruptcy or insolvency of ADP occurs and is continuing, then the entire principal amount of all of the debt securities outstanding, and the interest accrued thereon, if any, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series (voting together as a single class) may waive any past default with respect to such series and its consequences, except a default or events of default regarding payment of principal, any premium or interest, in which case the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series shall vote to waive such default or event of default as a separate class. Such a waiver will eliminate the default. (section 6.06)

Unless otherwise specified in the indenture, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the holders of the debt securities have offered the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that it might incur. The holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by an event of default, voting together as a single class, or, in the event of a default in the payment of principal, any premium or interest, the holders of a majority of the aggregate principal amount outstanding of each affected series voting as a separate class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that:

•	such direction is not in conflict with any law or the indenture or unduly prejudicial to the rights of holders of any other series of debt securities outstanding under the indenture; and

•	unless otherwise provided under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability. (section 6.06)

A holder of the debt securities of a particular series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies, in each case with respect to such series of debt securities, if:

•	the holder has given written notice to the trustee of a continuing event of default;

•	in the case of an event of default relating to the payment of principal, any premium or interest, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the particular series have made written request to the trustee to institute proceedings as trustee;

•	in the case of an event of default not relating to payment of principal, any premium or interest, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all series affected by such event of default (voting together as a single class) have made written request to the trustee to institute proceedings as trustee;

•	such holders have offered the trustee indemnity or security reasonably satisfactory to it to cover the cost of the proceedings; and

•	the trustee does not institute a proceeding, and does not receive conflicting directions from a majority in principal amount of the outstanding debt securities of (i) the particular series, in the case of an event of default relating to the payment of principal, any premium or interest, or (ii) all affected series, in the case of an event of default not relating to the payment of principal, any premium or interest, in each case, within 60 days of receiving the written notice of an event of default. (section 6.04)

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below.

We may discharge our obligations to the beneficial owners of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or to be called for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee money or government obligations or a combination thereof, as trust funds, in an amount sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to the beneficial owners of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee money or government obligations, as trust funds, in an amount sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding debt securities of the series; and

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance, as applicable, and that legal defeasance or covenant defeasance, as applicable, will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Modification of Indenture; Waiver

Without the consent of any holders of debt securities, ADP and the trustee may change the indenture:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to effect the assumption of a successor corporation of our obligations under the indenture and the outstanding debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities under the indenture or surrender any right or power we have under the indenture;

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; and

•	to effect certain other limited purposes described in the indenture. (section 9.01)

The rights of holders of a series of debt securities may be changed by ADP and the trustee with the written consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of all series then outstanding under the indenture (all such series voting together as a single class). However, the following changes may only be made with the consent of each holder of debt securities of each series affected by the change:

•	extending the fixed maturity;

•	reducing the principal amount;

•	reducing the rate of or extending the time of payment of interest;

•	reducing any premium payable upon redemption; or

•	reducing the percentage of debt securities referred to above, the holders of which are required to consent to any amendment. (section 9.02)

Form, Exchange, and Transfer

The debt securities of each series will be issued in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The indenture provides that debt securities of a series may be issued in temporary or permanent global form and may be issued as book-entry securities that will be deposited with The Depository Trust Company or another depositary named by ADP and identified in a prospectus supplement with respect to such series. (sections 2.03, 2.06 and 2.11)

A holder of debt securities of any series can exchange such debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. A holder may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by ADP for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but ADP may require payment of any related taxes or other governmental charges. The prospectus supplement will name the security registrar and any transfer agent initially designated for any series of debt securities. ADP may at any time change the transfer agent by written notice delivered to the trustee. (section 2.05)

If the debt securities of any series are to be redeemed, ADP will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of mailing; or

•	register the transfer of or exchange any debt securities of a series, or a portion of a series, that has been called for redemption. (section 2.05 and 4.02)

Rights and Duties of the Trustee

The trustee, except when there is an event of default, will perform only those duties as are specifically stated in the indenture. If an event of default has occurred with respect to any series of debt securities, the trustee must exercise with respect to such debt securities the rights and powers it has under the indenture and use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Except as provided in the preceding sentence, the trustee is not required to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties or exercising its rights or powers unless it reasonably believes that it will be repaid or receive adequate indemnity. The trustee will not be deemed to have any notice of any default or event of default unless a responsible officer of the trustee has actual knowledge of or receives written notice of the default which specifies the existence of such default or event of default with respect to the affected securities and the indenture. Furthermore, the rights and protections of the trustee, including its right of indemnification under the indenture, extend to the trustee’s officers, directors, agents and employees, and will survive the trustee’s resignation and removal and final payment of the securities. (sections 7.01 and 7.02)

Payment and Paying Agents

We will pay interest on any debt securities to the person in whose name the debt securities are registered on the regular record date for the applicable interest payment date. (sections 2.03 and 3.03)

We will pay principal, any premium and interest on the debt securities of a particular series at the office of one or more paying agents that we designate for that series. Unless otherwise stated in the applicable officers’ certificate, supplemental indenture and prospectus supplement, we will initially designate the corporate trust office of the trustee in the City of New York as our sole paying agent. We will be required to maintain a paying agent in each place of payment for the debt securities. (sections 4.01, 4.02 and 4.03)

All money we pay to a paying agent or the trustee for the payment of principal, any premium or interest on any debt security which remains unclaimed for a period of two years after the principal, premium or interest has become due and payable will, upon our request, be repaid to us, and the holder of the debt security may then look only to us for payment of those amounts. (section 11.05)

Governing Law

The indenture and the debt securities will be governed by and interpreted in accordance with the laws of the State of New York. (section 13.05)

Plan of Distribution

ADP may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	through a combination of any such methods; or

•	through any other methods described in a prospectus supplement.

The applicable prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by ADP, if any;

•	any initial public offering price;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all securities of a series, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from ADP at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with ADP to indemnification by ADP against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for ADP and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

Validity of Securities

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

Experts

The consolidated financial statements of Automatic Data Processing, Inc. and subsidiaries (the “Company”) and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$	*
Transfer Agent and Trustee fees and expenses		**
Printing		**
Legal fees and expenses		**
Rating Agency fees		**
Accounting fees and expenses		**
Miscellaneous		**
TOTAL	$	**

*       Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**       Not presently known.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VI, Section 6.01 of the registrant’s by-laws provides for indemnification by the registrant of its directors and officers and permits indemnification by the registrant of its employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits

(a)	The following exhibits are filed as part of this registration statement:

Exhibit No.	Description of Exhibits
1.1	The form of underwriting agreement will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4.1	Amended and Restated Certificate of Incorporation dated November 11, 1998, incorporated by reference to Exhibit 3.1 to ADP’s Registration Statement No. 333-72023 on Form S-4 filed with the Commission on February 9, 1999.
4.2	Amended and Restated By-laws of ADP, incorporated by reference to Exhibit 3.1 to ADP’s Current Report on Form 8-K, dated August 3, 2016.
4.3	Form of Indenture between ADP and U.S. Bank National Association, as trustee.
4.4

The form of any debt security with respect to each particular series of debt securities issued hereunder will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

5.1	Opinion of Davis Polk & Wardwell LLP.
12.1	Statement re: computation of ratio of earnings to fixed charges.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the U.S. Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)       each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland in the State of New Jersey, on August 8, 2018.

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ Carlos A. Rodriguez
Carlos A. Rodriguez President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carlos A. Rodriguez, Jan Siegmund, Michael A. Bonarti and Michael C. Eberhard, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Carlos A. Rodriguez	President and Chief Executive Officer, Director	August 8, 2018
(Carlos A. Rodriguez)	(Principal Executive Officer)

/s/ Jan Siegmund	Chief Financial Officer	August 8, 2018
(Jan Siegmund)	(Principal Financial Officer)

/s/ Brock Albinson	Corporate Controller	August 8, 2018
(Brock Albinson)	(Principal Accounting Officer)

/s/ Peter Bisson	Director	August 8, 2018
(Peter Bisson)

/s/ Richard T. Clark	Director	August 8, 2018
(Richard T. Clark)

/s/ Eric C. Fast	Director	August 8, 2018
(Eric C. Fast)

/s/ Linda R. Gooden	Director	August 8, 2018
(Linda R. Gooden)

/s/ Michael P. Gregoire
(Michael P. Gregoire)	Director	August 8, 2018

/s/ R. Glenn Hubbard
(R. Glenn Hubbard)	Director	August 8, 2018

/s/ John P. Jones
(John P. Jones)	Director	August 8, 2018

/s/ Thomas J. Lynch
(Thomas J. Lynch)	Director	August 8, 2018

/s/ Scott F. Powers
(Scott F. Powers)	Director	August 8, 2018

/s/ William J. Ready
(William J. Ready)	Director	August 8, 2018

/s/ Sandra S. Wijnberg
(Sandra S. Wijnberg)	Director	August 8, 2018

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1	The form of underwriting agreement will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4.1	Amended and Restated Certificate of Incorporation dated November 11, 1998, incorporated by reference to Exhibit 3.1 to ADP’s Registration Statement No. 333-72023 on Form S-4 filed with the Commission on February 9, 1999.
4.2	Amended and Restated By-laws of ADP, incorporated by reference to Exhibit 3.1 to ADP’s Current Report on Form 8-K, dated August 3, 2016.
4.3	Form of Indenture between ADP and U.S. Bank National Association, as trustee.
4.4

The form of any debt security with respect to each particular series of debt securities issued hereunder will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.

5.1	Opinion of Davis Polk & Wardwell LLP.
12.1	Statement re: computation of ratio of earnings to fixed charges.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture.